UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.

111 Robert-Bourassa Blvd., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

The information contained in item 2.06 is incorporated herein by reference.

ITEM 2.06	MATERIAL IMPAIRMENTS

On December 16, 2021, Resolute Forest Products Inc. (the “company”) announced that its pulp and paper operations at its Calhoun, Tennessee, mill would be indefinitely idled within the following 60 days, reducing the company’s pulp and paper capacity by approximately 147,000 metric tons and 149,000 metric tons, respectively. The decision will affect 350 employees.

As a result, for the quarter ending December 31, 2021, the company expects to record non-cash impairment and accelerated depreciation charges of approximately $135 million to reduce the carrying value of the pulp and paper fixed assets to their residual value, as well as a write-down of inventory and a write-off of other assets of approximately $32 million in total. The company also estimates that it will incur cash closure costs of approximately $45 million, mainly related to decommissioning costs of approximately $25 million, severance and other termination benefits of approximately $7 million, and other costs of approximately $13 million.

Accordingly, the total amount of all charges is expected to be approximately $212 million. Total future cash expenditures associated with these charges are expected to be approximately $45 million, most of which will be disbursed in 2022.

The estimated costs and charges set forth herein are preliminary and actual costs and charges may differ materially from these estimates. See “Cautionary Statements Regarding Forward-Looking Information” below.

ITEM 7.01	REGULATION FD DISCLOSURE

A copy of the press release announcing the indefinite idling is provided as exhibit 99.1 and incorporated by reference herein.

The information contained and incorporated in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Resolute Forest Products press release dated December 16, 2021

Cautionary Statements Regarding Forward-Looking Information

Statements in this Current Report on Form 8-K that are not reported financial results or other historical information of the company are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to the expected costs and charges relating to the indefinite idling of the pulp and paper operations at Calhoun, Tennessee, as well as the expected impact on our future financial condition, results of operations and performance. Forward-looking statements also may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “see,” “anticipate,” “continue,” “attempt,” “generate,” “mitigate,” “ensure,” “accommodate,” “provide,” “support,” “facilitate,” and other terms with similar meaning indicating possible future events or potential impact on our business or our shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs, and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These potential risks and uncertainties include, but are not limited to, our inability to achieve anticipated cost savings, any additional unexpected charges or costs, any disruptions to execution in connection with the indefinite idling of the pulp and paper operations at Calhoun, Tennessee, and those risks and uncertainties set forth under Part I, Item 1A, “Risk Factors,” of our annual report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (or, the “SEC”) on March 1, 2021, which have been heightened by the COVID-19 pandemic, including related governmental responses and economic impacts, market disruptions and resulting changes in consumer habits.

The company disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

	By:	/s/ Jacques P. Vachon
Date: December 16, 2021	Name:	Jacques P. Vachon
	Title:	Senior Vice President and Chief Legal Officer